                                                                    Exhibit 23.6

                       CONSENT OF INDEPENDENT ACCOUNTANTS



         We consent to the inclusion in this Registration Statement on Form S-4 (File No. _______) of our report dated April 10, 1998 except for note 9 as to which the date is July 7, 1998 on our audits on the consolidated and combined financial statements of Impac Hotel Group, L.L.C. and Predecessors and Impac Hotel Development, Inc. We also consent to the references to our firm under the caption "Experts."




PricewaterhouseCoopers LLP



Atlanta, Georgia
July 16, 1998